Exhibit 1.1

[____________] Shares of [__]% Series H Cumulative Perpetual Preferred Stock1

and

[____________] Warrants to Purchase [___________] Shares of Common Stock

Crossroads Systems, Inc.

PURCHASE AGREEMENT

[__], 2014

NORTHLAND SECURITIES, INC.

As Representative of the several

Underwriters named in Schedule I hereto

c/o Northland Securities, Inc.

45 S. 7th St., Suite 2000

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Crossroads Systems, Inc., a Delaware corporation (the “Company”), proposes to sell to the several Underwriters named in Schedule I hereto (“you” or, the “Underwriters”) for whom Northland Securities, Inc. is acting as representative (the “Representative”), [___] shares (the “Firm Shares”) of the Company’s [__]% Series H Cumulative Perpetual Preferred Stock, par value $0.001 per share (the “Series H Preferred Stock”), and [___] warrants (the “Firm Warrants”) of the Company, in the form attached hereto as Exhibit A (the “Warrants”), to purchase [___] shares of Common Stock, par value $0.001 per share (the “Warrant Shares”). Each Firm Share is being sold together with a Warrant to purchase [__] of a share of Common Stock at an exercise price of $[___] per share. Each Warrant is exercisable beginning on the date of original issuance and ending on the date that is three years after the date of original issuance. The Company also has granted the Underwriters an option to purchase up to [___] additional shares of Series H Preferred Stock on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”) and Warrants to purchase [____] shares of Common Stock at an exercise price of $[____] per share (the “Option Warrants,” together with the Firm Warrants, the “Warrants”) in each case on the terms and for the purposes set forth in Section 3 hereof. The Firm Shares, the Firm Warrants, the Warrant Shares, any Option Shares and any Option Warrants purchased pursuant to this Purchase Agreement are herein collectively called the “Securities.”

1 Plus an option to purchase up to [______] additional shares of Series H Preferred Stock and warrants to purchase up to [______]additional shares of common stock at an exercise price of $[______] to cover over-allotments.

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The Company hereby confirms its agreement with respect to the sale of the Securities to the several Underwriters.

1.          Registration Statement and Prospectus. A registration statement on Form S-1 (File No. 333-198861) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Such registration statement, including the amendments, exhibits and schedules thereto, and the documents and information incorporated by reference pursuant to Item 12 of Form S-1 under the Act, as of the time it became effective, including the Rule 430A Information (as defined below), is referred to herein as the “Registration Statement”. The Company will prepare and file a prospectus pursuant to Rule 424(b) of the Rules and Regulations that discloses the information previously omitted from the prospectus in the Registration Statement in reliance upon Rule 430A of the Rules and Regulations, which information will be deemed retroactively to be a part of the Registration Statement in accordance with Rule 430A of the Rules and Regulations (“Rule 430A Information”). If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b) of the Rules and Regulations (such registration statement, including the contents of the Registration Statement incorporated by reference therein is the “Rule 462(b) Registration Statement”). References herein to the “Registration Statement” will be deemed to include the Rule 462(b) Registration Statement at and after the time of filing of the Rule 462(b) Registration Statement. “Preliminary Prospectus” means any prospectus included in the Registration Statement prior to the effective time of the Registration Statement, any prospectus filed with the Commission pursuant to Rule 424(a) under the Rules and Regulations and each prospectus that omits Rule 430A Information used after the effective time of the Registration Statement. “Prospectus” means the prospectus that discloses the public offering price and other final terms of the Securities and the offering and otherwise satisfies Section 10(a) of the Act. All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing, is deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”).

All references herein to the Registration Statement, any Preliminary Prospectus or a Prospectus shall be deemed as of any time to include the documents and information incorporated therein by reference in accordance with the Rules and Regulations.

2.           Representations and Warranties of the Company.

(a)          Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters as follows:

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(i)          Registration Statement and Prospectuses. The Registration Statement and any post-effective amendment thereto has become effective under the Act. Registration statements registering the Securities under the “blue sky” laws of the states listed on Schedule V (the “Blue Sky Registration Statements”) have become effective under applicable laws of such states. No stop order suspending the effectiveness of the Registration Statement, any Blue Sky Registration Statement or any post-effective amendment to any Registration Statement or Blue Sky Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission or any state securities regulator. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus (or any supplement thereto) has been issued by the Commission and no proceeding for that purpose has been initiated or is pending or, to the Company’s knowledge, threatened by the Commission. As of the time each part of the Registration Statement (or any post-effective amendment thereto) became or becomes effective, such part conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. As of the time each Blue Sky Registration Statement became effective, such Blue Sky Registration Statement conformed in all material respects to the requirements of applicable blue sky laws. Upon the filing or first use within the meaning of the Rules and Regulations, each Preliminary Prospectus and the Prospectus (or any supplement to either) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations.

(ii)         Accurate Disclosure. Each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Registration Statement nor any amendment thereto nor any Blue Sky Registration Statement, at the effective time of each part thereof, at the Closing Date (as defined below), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale (as defined below), neither (A) the Time of Sale Disclosure Package (as defined below) nor (B) any issuer free writing prospectus (as defined below), when considered together with the Time of Sale Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 2(a)(ii) shall not apply to statements in or omissions from any Preliminary Prospectus, the Registration Statement (or any amendment thereto), the Time of Sale Disclosure Package or the Prospectus (or any supplement thereto) made in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for use in the preparation of such document, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 6(e).

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Each reference to an “issuer free writing prospectus” herein means an issuer free writing prospectus as defined in Rule 433 of the Rules and Regulations.

“Time of Sale Disclosure Package” means the Preliminary Prospectus dated [_____], 2014, any free writing prospectus set forth on Schedule III, and the pricing information on Schedule IV, all considered together.

Each reference to a “free writing prospectus” herein means a free writing prospectus as defined in Rule 405 of the Rules and Regulations.

“Time of Sale” means [____] (Eastern time) on the date of this Agreement.

(iii)         Issuer Free Writing Prospectuses.

(A) Each issuer free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, when considered with the Time of Sale Disclosure Package, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any issuer free writing prospectus based upon and in conformity with written information furnished to the Company by you specifically for use therein; it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 6(e).

(B) At the time of filing the Registration Statement, and any post-effective amendment thereto, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(C) Each issuer free writing prospectus, if any, satisfied, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, all other conditions to use thereof as set forth in Rules 164 and 433 under the Act.

(iv)          No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company.

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(v)         Financial Statements. The financial statements of the Company, together with the related notes, set forth in or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and Prospectus comply in all material respects with the requirements of the Act and the Rules and Regulations and fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations, cash flows and changes in stockholders’ equity for the periods therein specified. The financial statements of the Company, together with the related notes, set forth in or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and Prospectus are in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved. The supporting schedules of the Company included in or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein. All non-GAAP financial information included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act. Except as disclosed in the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that would reasonably be expected to have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. PMB Helin Donovan, LLP, which has expressed its opinion with respect to the financial statements of the Company and related schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(vi)        Organization and Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of organization (to the extent the concept of good standing or its equivalent is applicable under the laws of such jurisdiction). Each of the Company and its subsidiaries has full corporate or other organizational power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

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(vii)       Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material increase in the short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, management, properties, operations or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”) or any development that would reasonably be expected to result in any Material Adverse Change.

(viii)      Absence of Proceedings. Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (A) to which the Company or any of its subsidiaries is a party or (B) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee benefit plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Change, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or which are otherwise material in the context of the sale of the Securities. There are no current or, to the knowledge of the Company, pending, material legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any of its subsidiaries is subject or (y) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary, that are required to be described in the Registration Statement, Time of Sale Disclosure Package and Prospectus by the Act or by the Rules and Regulations and that have not been so described.

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(ix)         Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Company’s charter or by-laws or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except in the case of clauses (A) or (C) as would not reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except for the filing of a Certificate of Designation with the Secretary of State of the State of Delaware setting forth the terms of the Series H Preferred Stock and except such as may be required under the Act, the rules of the Financial Industry Regulatory Authority (“FINRA”), Nasdaq Capital Market or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Securities as contemplated by this Agreement.

(x)          Capitalization; the Securities; Registration Rights. All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock and 5.0% Series F Convertible Preferred Stock (the “Series F Preferred Stock”), are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Underwriters), and the holders thereof are not subject to personal liability by reason of being such holders; the Firm Shares and Option Shares that may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, (A) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock, Series F Preferred Stock or Series H Preferred Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, and (B) neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company (collectively “Registration Rights”). All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such common stock. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The capital stock of the Company, including the Common Stock (including the Warrant Shares), Series F Preferred Stock, and Series H Preferred Stock, conforms in all material respects to the description thereof contained in the Registration Statement, Time of Sale Disclosure Package and Prospectus.

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(xi)  Warrants. The Warrants have been duly authorized for issuance and sale by the Company and, when executed, issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity. The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and validly reserved for issuance upon exercise of the Warrants in a number sufficient to meet the current exercise requirements. Upon exercise of the Warrants and payment of their exercise price in accordance with their terms, the Warrant Shares issuable thereupon will be duly and validly issued and fully paid and non-assessable, free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and free of any voting or transfer restrictions pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party that have not been validly waived. If issued in certificated form, the certificates for such Warrant Shares will be in due and proper form. The Warrants conform in all material respects to the description thereof contained in the Registration Statement, Time of Sale Disclosure Package, and the Prospectus.

(xii)  Stock Options. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements (the “Company Stock Plans”), and the options (the “Options”) or other rights granted thereunder, set forth in the Registration Statement, Time of Sale Disclosure Package and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights. Each grant of an Option (A) was duly authorized by all necessary corporate action no later than the date on which the grant of such Option was by its terms to be effective, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and (B) was made in accordance with the terms of the applicable Company Stock Plan, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

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(xiii)       Compliance with Laws. The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(xiv)      Ownership of Assets. The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

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(xv)       Intellectual Property. To the knowledge of the Company, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company and each of its subsidiaries owns, possesses, has a valid license to or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted or as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus to be conducted. Furthermore, (A) to the knowledge of the Company, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property (it being acknowledged that the Company continually investigates potential third-party infringement of its Intellectual Property and that the Registration Statement, Time of Sale Disclosure Package and Prospectus disclose that the Company is involved in and is considering litigation against potential infringers of its Intellectual Property); (B) except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and Prospectus, the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company or any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except as such violation would not reasonably be expected to result in a Material Adverse Effect. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property. All patent applications owned by the Company and filed with the U.S. Patent and Trademark Office (the “PTO”) or any foreign or international patent authority that have resulted in patents or currently pending applications that describe inventions necessary to conduct the business of the Company in the manner described in the Time of Sale Disclosure Package (collectively, the “Company Patent Applications”) have been or were duly and properly filed. The Company, to its knowledge, has complied with its duty of candor and disclosure to the PTO for the Company Patent Applications. The Company is not aware of any facts required to be disclosed to the PTO that were not disclosed to the PTO and which would preclude the grant of a patent for the Company Patent Applications. The Company has no knowledge of any facts which would preclude it from having clear title to the Company Patent Applications that have been identified by the Company as being exclusively owned by the Company.

(xvi)      No Violations or Defaults. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is (A) currently in violation of its respective charter, by-laws or other organizational documents, or (B) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject except, in the case of clause (B), as would not reasonably be expected to have a Material Adverse Effect.

(xvii)     Taxes. The Company and its subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than (i) any which the Company or any of its subsidiaries is contesting in good faith or (ii) where the failure to file a return or pay such taxes would not reasonably be expected to have a Material Adverse Effect. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company or any of its subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

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(xviii)     Exchange Listing and Exchange Act Registration. The Common Stock (which will include the Warrant Shares, if and when issued) is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is included or approved for listing on the Nasdaq Capital Market and the Company has taken no action designed to, or intended to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Capital Market nor has the Company since January 1, 2013 received any notification that the Commission or the Nasdaq Capital Market is contemplating terminating such registration or listing, except as disclosed in the Registration Statement, Time of Sale Disclosure Package and the Prospectus. The Company is in compliance in all material respects with the applicable requirements of the Nasdaq Capital Market for continued listing of the Common Stock thereon. The Company has filed an application to include the Series H Preferred Stock on the Nasdaq Capital Market.

(xix)       Ownership of Other Entities. Other than the subsidiaries of the Company listed in Exhibit 21 to the Registration Statement or as otherwise disclosed in the Registration Statement, Time of Sale Disclosure Package and Prospectus, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xx)        Internal Controls. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company and its subsidiaries maintain a system of internal accounting controls, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company or its subsidiaries who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has validly appointed an audit committee to oversee internal accounting controls, whose composition satisfies the applicable requirements of the rules of the Nasdaq Stock Market (the “Exchange Rules”), and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

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(xxi)       No Brokers or Finders. Other than as contemplated by this Agreement, the Company has not incurred and will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxii)      Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as it reasonably believes to be adequate for the conduct of its business and the value of its properties and the properties of its subsidiaries and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(xxiii)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxiv)    Sarbanes-Oxley Act. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xxv)     Disclosure Controls. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) and the Company believes such controls and procedures are effective in ensuring that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has utilized such controls and procedures, subject to the disclosures in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

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(xxvi)    Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries, its controlled affiliates, its respective officers and directors, and, to the Company’s knowledge, their respective supervisors, managers, agents, or employees, has not violated, and the Company’s participation in the offering will not violate, each of the following laws: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(xxvii)   OFAC.

(A)         Neither the Company nor any of its subsidiaries, nor any or their directors or officers, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or its subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(1)         the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(2)         located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Russia, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

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(B)         Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(1)         to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2)         in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C)         For the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxviii)    Compliance with Environmental Laws. Except as disclosed in the Time of Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. Neither the Company nor any of its subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

(xxix)      Compliance with Occupational Laws. The Company and each of its subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permits, licenses or approvals. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

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(xxx)        ERISA and Employee Benefits Matters. (A) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan. At no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition to the knowledge of the Company exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; (B) with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the accounting statements of the applicable Company or subsidiary; (C) the Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Company employees. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (y) the Company or any of its subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States.

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(xxxi)      Business Arrangements. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or not required to be so disclosed, neither the Company nor any of its subsidiaries has granted any rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that affects the exclusive right of the Company or such subsidiary to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(xxxii)     Labor Matters. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, in each case that would reasonably be expected to have a Material Adverse Effect.

(xxxiii)     Restrictions on Subsidiary Payments to the Company. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement, Time of Sale Disclosure Package and the Prospectus.

(xxxiv)      Disclosure of Legal Matters. To the knowledge of the Company, there are no statutes, regulations, legal or governmental proceedings or contracts or other documents required to be described in the Registration Statement, Time of Sale Disclosure Package or in the Prospectus or included as exhibits to the Registration Statement that are not described or included as required by the Act or by the Rules and Regulations.

(xxxv)       Statistical Information. Any third-party statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xxxvi)      Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

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(xxxvii)    Related Party Transactions. To the Company’s knowledge, no transaction has occurred between or among the Company, on the one hand, and any of the Company’s officers, directors or 5% stockholders or any affiliate or affiliates of any such officer, director or 5% stockholders that is required to be described that is not so described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.

(xxxviii)     Incorporated Documents. The documents incorporated by reference in the Time of Sale Disclosure Package and in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Time of Sale Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxxix)     FINRA Matters. Except as previously disclosed in writing to counsel for the Underwriters or as set forth in the Time of Sale Disclosure Package and the Prospectus, (A) there are no affiliations with any FINRA member among the Company’s directors or officers or, to the knowledge of the Company, any five percent (5%) or greater stockholders of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180 day period immediately preceding the initial filing date of the Registration Statement; and (B) to the knowledge of the Company, no beneficial owners of the Company’s capital stock or subordinated debt who, together with their associated persons and affiliates hold in the aggregate ten percent (10%) or more of such capital stock or subordinated debt, have any direct or indirect association or affiliation with any FINRA member.

(xl)         Material Agreement Modifications.  Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Time of Sale Disclosure Package or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement.

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(xli)         No Private Placements.  Except as disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(b)          Effect of Certificates. Any certificate signed by any officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3.           Purchase, Sale and Delivery of Securities.

(a)          Firm Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereto, at a purchase price equal to $[___] per share; provided that notwithstanding anything to the contrary in this Agreement, if any Firm Shares are offered or sold in the United Kingdom, such Firm Shares sold into the United Kingdom will be sold only to persons who are “qualified investors” as defined in section 86(7) of the Financial Services and Markets Act 2000 (“FSMA”) of the United Kingdom, being persons who fall within the meaning of Article 2(1)(e) of the Prospectus Directive (Directive 2003/71/EC) as amended (“Qualified Investors”).

(b)          Firm Warrants. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Warrants to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the Firm Warrants set forth opposite the name of each Underwriter in Schedule I hereto, at a purchase price equal to $[___] per Warrant; provided that notwithstanding anything to the contrary in this Agreement, if any Firm Warrants are offered or sold in the United Kingdom, such Firm Warrants sold into the United Kingdom will be sold only to persons who are Qualified Investors.

(c)          Option Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 45 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representative to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option and the date and time, as determined by you, when the Option Shares are to be delivered, but in no event earlier than the First Closing Date (as defined below) nor earlier than the second business day or later than the tenth business day after the date on which the option shall have been exercised. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. If any Option Shares are offered or sold in the United Kingdom, such Option Shares sold into the United Kingdom will be sold only to persons who are Qualified Investors.

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(d)          Option Warrants. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company, with respect to the Option Warrants hereby, grants to the several Underwriters an option to purchase all or any portion of the Option Warrants at the same purchase price as the Firm Warrants, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Securities. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 45 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representative to the Company setting forth the aggregate number of Option Warrants as to which the several Underwriters are exercising the option and the date and time, as determined by the Representative, when the Option Warrants are to be delivered, but in no event earlier than the First Closing Date (as defined below) nor earlier than the second business day or later than the tenth business day after the date on which the option shall have been exercised. No Option Warrants shall be sold and delivered unless the Firm Warrants previously have been, or simultaneously are, sold and delivered. If any Option Warrants are offered or sold in the United Kingdom, such Option Warrants sold into the United Kingdom will be sold only to persons who are Qualified Investors.

(e)           Payment and Delivery.

(i)           The Securities purchased by the Underwriters pursuant to this Agreement will be delivered by the Company to the Representative for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, at the offices of Northland Securities, Inc., 45 South Seventh Street, Suite 2000, Minneapolis, Minnesota 55402, or such other location as may be mutually acceptable, (i) in the case of the Firm Shares and Firm Warrants, at 9:30 a.m. Eastern time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, and (ii) in the case of the Option Shares and Option Warrants, at 9:30 a.m. Eastern time on the date specified by you in each written notice given by you of the election to purchase such Option Shares, or such other time and date as you and the Company may agree in writing. Such time and date for delivery of the Firm Shares is herein called the “First Closing Date” each such time and date for Delivery of the Option Shares, if not the First Closing Date, is herein called a “Second Closing Date”, and each such time and date for delivery is herein called a “Closing”.

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(ii)          If the Representative so elects, delivery of the Securities may be made by credit through full fast transfer to the accounts at Depository Trust Company (“DTC”) designated by the Representative. Certificates representing the Securities in definitive form and in such denominations and registered in such names as you have set forth in your evidence of their issuance, will be made available for checking at a reasonable time preceding the First Closing Date (or Second Closing date, as applicable) at the office of Northland Securities, Inc., 45 South Seventh Street, Suite 2000, Minneapolis, Minnesota 55402 or such other location as may be mutually acceptable.

(iii)         The documents to be delivered at each Closing by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross receipt for the Securities and any additional documents requested by the Representative pursuant to Section 5(j) hereof, will be delivered at the offices of the Company, and the Securities will be delivered to the Representative, at its election, through the facilities of the DTC, for the account of the Underwriters, all at the Closing.

(f)           Selected Dealers. The Underwriters may retain other brokers or dealers (each a “Selected Dealer”) who are members in good standing of FINRA and duly registered as broker-dealers under the Exchange Act and under the laws of any states in which the offering is conducted (except where such registration is not required by law) to assist them and to act as subagents on their behalf in connection with this offering, and may enter into agreements with such Selected Dealers for the offer and sale of the Securities adopting such provisions of this Agreement for the benefit of the Selected Dealers as the Underwriters deem appropriate; provided, however, that the Company will be obligated to pay only the Underwriters, in accordance with the terms of this Agreement, for their services rendered hereunder and shall be under no obligation to make any payment of any kind to any such Selected Dealer.

4.          Covenants. The Company covenants and agrees with the several Underwriters as follows:

(a)          Required Filings. The Company will prepare and file a Prospectus with the Commission containing the Rule 430A Information omitted from the Preliminary Prospectus within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Rules and Regulations. If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act and the Rule 462(b) Registration Statement has not yet been filed and become effective, the Company will prepare and file the Rule 462 Registration Statement with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) of the Rules and Regulations and the Act. The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your reasonable opinion based on the advice of counsel, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will furnish you and counsel for the Underwriters a copy of any proposed amendment or supplement to the Registration Statement or Prospectus and will not file any amendment or supplement to the Registration Statement or Prospectus to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

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(b)          Notification of Certain Commission Actions. The Company will advise Representative, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c)          Continued Compliance with Securities Laws. Within the time during which a prospectus (assuming the absence of Rule 172) relating to the Securities is required to be delivered under the Act by any Underwriter or any dealer, the Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus; provided further that the Company use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earliest of (i) such time as all of the Securities (including the Firm Shares, Firm Warrants, Option Warrants and Warrant Shares) covered by such Registration Statement have been sold to the holders of such Securities; and (ii) the third anniversary of the Closing. If during such period any event occurs as a result of which the Registration Statement or Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Time of Sale Disclosure Package) to comply with the Act, the Company promptly will (x) notify you of such untrue statement or omission, (y) amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance and (z) notify you when any amendment to the Registration Statement is filed or becomes effective or when any supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) is filed.

(d)          Provision of Documents. The Company will furnish, at its own expense, to the Underwriters and counsel for the Underwriters copies of the Registration Statement (three of which will be signed electronically and will include all consents and exhibits filed therewith), and to the Underwriters and any dealer each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

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(e)          Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement (which, for purposes of this paragraph, will be deemed to be the effective date of the Rule 462(b) Registration Statement, if applicable) that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(f)          Payment and Reimbursement of Expenses; Retainer.

(i)          The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus, certificates or warrants representing the Securities and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and fees incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Underwriters shall designate (including reasonable out-of-pocket accountable fees and disbursements incurred by Underwriters’ counsel), (D) the fees and expenses of any transfer agent, warrant agent or registrar, (E) the fees and expenses of any public relations firm hired by the Company, (F) the reasonable out-of-pocket accountable fees and disbursements incurred by the Underwriters in connection with the offer, sale or marketing of the Securities and performance of the Underwriters’ obligations hereunder, including all reasonable out-of-pocket accountable fees and disbursements of Underwriters’ counsel, (G) listing fees, if any, (H) the cost and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with marketing of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and travel and lodging expenses of the representatives and officers of the Company and any such consultants, (I) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors, (J) the reasonable out-of-pocket accountable expenses incurred by the Underwriters in connection with the road show (including, without limitation, travel and lodging expenses of the Underwriter) and a reasonable number of commemorative Lucite tombstones reasonably requested by the Company, and (K) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. The expenses to be paid by the Company and reimbursed to the Underwriters, in accordance with the parameters described above, with respect to the fees and disbursements of Underwriters’ counsel shall not exceed $125,000, which may be increased to $150,000 with the prior written consent of the Company. All other expenses to be paid by the Company and reimbursed to the Underwriters pursuant to this Section 4(f) shall not exceed $25,000, without the prior written consent of the Company for each $5,000 of additional expenses; provided, however, that in no event shall such expenses exceed $50,000. If this Agreement is terminated by the Underwriters pursuant to clause (i) or clause (ii) of Section 8(a) hereof or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket accountable disbursements incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.

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(ii)          The Company has previously paid the Representative a retainer of $100,000 (the “Retainer”). At the Closing, the Retainer will be applied against reasonable, accountable out-of-pocket expenses actually anticipated to be incurred by the Underwriters and related persons and such expenses will be reimbursed to the Company to the extent not actually incurred pursuant to FINRA Rule 5110(f)(2)(C).

(g)          Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Registration Statement, Time of Sale Disclosure Package and in the Prospectus and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

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(h)         Company Lock Up. The Company will not, without the prior written consent of the Representative, from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock; provided, however, that the Representative shall not unreasonably withhold its consent with respect to the foregoing dispositions of Common Stock; provided further, however, that the Company may issue and sell up to two million (2,000,000) shares of Common Stock without receiving the prior written consent of the Representative; (B) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of the Series H Preferred Stock; (C) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (C) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except to the Underwriters pursuant to this Agreement and (w) the issuance of shares of Common Stock to holders of Series F Preferred Stock in payment of dividends owed thereon, (x) grants of options, shares of Common Stock and other awards to purchase or receive shares of Common Stock under the Company Stock Plans that are in effect as of or prior to the date hereof, (y) issuances of shares of Common Stock upon the exercise of options or other awards granted under such Company Stock Plans as of the date hereof pursuant to the terms thereof as of such date or (z) issuances of shares of Common Stock to holders of existing warrants of the Company pursuant to the exercise thereof or to holders of Series F Preferred Stock upon the conversion thereof. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period, except that the Company may accelerate such vesting pursuant to the terms of a written arrangement with an employee or director in connection with a separation from service or a bona fide third party tender offer, merger, consolidation or other similar transaction that involves a change in control of the Company. If (1) during the last 17 days of the Lock-Up Period, (a) the Company issues an earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Agreement, unless otherwise waived by you in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (a) the Company issues the earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs. The Company will provide the Representative and each stockholder subject to the Lock-Up Agreement (as defined below) with prior notice of any such announcement that gives rise to the extension of the Lock-Up Period.

(i)          Stockholder Lock-Ups. The Company has caused to be delivered to you prior to the date of this Agreement a letter, in the form of Exhibit B hereto (the “Lock-Up Agreement”), from each individual or entity listed on Schedule II. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to its transfer agent and registrar for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement. If the Representative, in its sole discretion, agree to release or waive the restrictions of any Lock-Up Agreement between an officer or director of the Company and the Representative and provide the Company with notice of the impending release or waiver at least three business days before the effective date of such release or waiver, the Company agrees to announce the impending release or waiver by means of a press release, issued through a major news service, at least two business days before the effective date of the release or waiver.

(j)          No Market Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock that are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

(k)         SEC Reports. The Company will file on a timely basis (including within the time extension provided by Rule 12b-25 promulgated under the Exchange Act) with the Commission such periodic and special reports as required by the Rules and Regulations.

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(l)          Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III. Any such free writing prospectus consented to by the Company and you is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus, and has complied and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(m)        Blue Sky Qualifications. The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such domestic United States as the Representative reasonably designates to the extent that such application is approved by the applicable state and/or securities commissioner and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation.

5.          Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and as of the Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)         Required Filings; Absence of Certain Commission Actions. The Registration Statement shall have become effective not later than 5:00 p.m., Central time, on the date of this Agreement, or such later time and date as you, as Representative of the several Underwriter, shall approve and all filings required by Rules 424, 430A and 433 of the Rules and Regulations shall have been timely made (without reliance on Rule 424(b)(8) or Rule 164(b)); no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus or otherwise) shall have been complied with to your reasonable satisfaction.

(b)         Continued Compliance with Securities Laws. No Underwriter shall have advised the Company that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in your reasonable opinion based on the advice of counsel, is material or omits to state a material fact which, in your reasonable opinion based on the advice of counsel, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any issuer free writing prospectus contains an untrue statement of fact which, in your reasonable opinion based on the advice of counsel, is material, or omits to state a fact which, in your reasonable opinion based on the advice of counsel, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

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(c)         Absence of Certain Events. Except as contemplated in the Registration Statement, Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material increase in the short-term or long-term debt of the Company (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Registration Statement, Time of Sale Disclosure Package and in the Prospectus.

(d)         Opinion of Company Counsel. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion of Andrews Kurth LLP, counsel for the Company, dated such Closing Date and addressed to you in substantially the form attached hereto as Exhibit C-1.

(e)         Opinion of Company Patent Counsel. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion of the Sprinkle IP Law Group, patent counsel for the Company, dated such Closing Date and addressed to you in substantially the form attached hereto as Exhibit C-2.

(f)          Opinion of Underwriters’ Counsel. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, such opinion or opinions from Faegre Baker Daniels LLP, counsel for the Underwriters, dated such Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Time of Sale Disclosure Package or the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(g)         Comfort Letter. On the date hereof, on the effective date of any post-effective amendment to the Registration Statement filed after the date hereof and on each Closing Date, the Underwriters, shall have received a letter from PMB Helin Donovan, LLP, dated such date and addressed to the Representative, in form and substance satisfactory to the Representative.

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(h)         Officers’ Certificate. On each Closing Date, there shall have been furnished to the Underwriters a certificate, dated such Closing Date and addressed to the Representative, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)          The representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

(ii)         No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body.

(i)          Lock-Up Agreement. The Underwriters shall have received all of the Lock-Up Agreements referenced in Section 4 and the Lock-Up Agreements shall remain in full force and effect (except for any termination of such Lock-Up Agreements pursuant to the express terms thereof).

(j)          Other Documents. The Company shall have furnished to the Representative and counsel for the Underwriters such additional documents, certificates and evidence as the Representative or they may have reasonably requested.

(k)         FINRA No Objections. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(l)          Nasdaq Listing. The Firm Shares and the Warrant Shares to be delivered on the Closing Date will have been approved for listing on the Nasdaq Capital Market.

(m)       CFO’s Certificate. On the Closing Date, there shall have been furnished to the Representative, in the form the Representative reasonably requests, a certificate dated as of the Closing Date and addressed to the Underwriters, signed by the chief financial officer of the Company, regarding specified financial information contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus relating to periods ended October 31, 2014.

(n)        Certificate of Designation. The Certificate of Designation for the Series H Preferred Stock shall have been filed with the Secretary of State of the State of Delaware.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representative and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

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6.          Indemnification and Contribution.

(a)         Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (“Underwriter Indemnitees”), from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430A Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any road show as defined in Rule 433(h) under the Act (a “road show”), or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter Indemnitee for any out-of-pocket legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through the Representative, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e).

(b)         Indemnification by the Underwriters. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act (“Company Indemnitees”), from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any road show, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e)), and will reimburse any Company Indemnitee for any out-of-pocket legal or other expenses reasonably incurred by such Company Indemnitee in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

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(c)         Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall promptly notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this Section 6(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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(d)         Contribution; Limitations on Liability; Non-Exclusive Remedy. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b), (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective obligations and not joint.

(e)         Information Provided by the Underwriters. The Underwriters severally confirm, and the Company acknowledges, that the statements with respect to the public offering of the Securities by the Underwriters set forth in the last sentence of the second paragraph under the heading “Underwriting”, the first paragraph under the caption “Discounts, Commissions and Expenses,” and under the caption “Short Sales, Stabilizing Transactions and Penalty Bids” in the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning the Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus.

7.          Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder and any termination of this Agreement.

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8.           Termination.

(a)         Right to Terminate. The Representative shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the First Closing Date , and the option referred to in Section 3(c) or Section 3(d), if exercised, may be cancelled at any time prior to the Second Closing Date if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading in the Company’s Common Stock or the trading in securities generally on the Nasdaq Capital Market or the New York Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Capital Market or the New York Stock Exchange or by order of the Commission or any other Governmental Authority, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or material escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any change in financial markets or any substantial change or development involving a prospective substantial change in the United States or international political, financial or economic conditions or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(f) and Section 6 hereof shall at all times be effective and shall survive termination.

(b)         Notice of Termination. If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, confirmed by letter.

9.           Default by the Company.

(a)         Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter.

(b)         No Relief from Liability. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of any default hereunder.

10.         Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed via overnight delivery service or hand delivered via courier, to the Representative c/o Northland Securities, Inc., 45 South Seventh Street, Suite 2000, Minneapolis, Minnesota 55402, Attention: Investment Banking, with a copy to Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402, Fax: (612) 766-1600, Attention: Jonathan R. Zimmerman; and (ii) if to the Company, shall be mailed or delivered to it at 11000 North Mopac Expressway, Austin, Texas 78759, Attention: Chief Executive Officer, with a copy to Andrews Kurth LLP, 111 Congress Avenue, Suite 1700, Austin, Texas 78701, Fax: (512) 320-9292, Attention: J. Matthew Lyons. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

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11.         Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

12.         Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose any such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representative is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representative and the other Underwriters, and not on behalf of the Company; (e) it waives to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

13.         Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14.         Counterparts. This Agreement may be executed by PDF or other electronic signature, and in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

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15.         General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof, including the letter agreement dated August 21, 2014 between the Company and the Underwriters, as amended. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Signature Page Follows]

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Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Crossroad Systems, Inc.

By
Name
Title

Confirmed as of the date first

above mentioned, on behalf of themselves

and the other several Underwriters named

in Schedule I hereto

Northland Securities, Inc.

By
Name
Title

[Purchase Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares (1)	Number of FirmWarrants (2)
[___]	[___]	[___]
[___]	[___]	[___]

Total	[___]	[___]

(1)	The Underwriters may purchase up to an additional [_____] Option Shares, to the extent the option described in Section 3(c) of the Agreement is exercised, in the manner described in the Agreement.

(2)	The Underwriters may purchase warrants to purchase up to [_____] additional shares to the extent the option described in Section 3(d) of the Agreement is exercised, in the manner described in the Agreement.

I-1

SCHEDULE II

List of Individuals and Entities Executing Lock-Up Agreements

1.	Lone Star Value Management, LLC

2.	Jeffrey Eberwein

3.	Don Pearce

4.	Robert Pearse

5.	Galen Vetter

6.	Brian Bianchi

7.	David Cerf

8.	Richard Coleman

9.	Jennifer Crane

10.	Bernd Krieger

11.	Mark Hood

II-1

SCHEDULE III

Certain Permitted Free Writing Prospectuses

[None.]

III-1

SCHEDULE IV

Pricing Information

Firm Shares offered by the Company: [___]

Firm Warrants offered by the Company: Warrants to purchase [___] shares of Common Stock. Each Warrant will have an exercise price of $[___] per share, will be exercisable upon issuance and will expire three years from the date of issuance.

Firm Share Public Offering price: $[___] per share

Firm Warrant Public Offering Price: $[___] per warrant

IV-1

SCHEDULE V

Effective Blue Sky Registration Statements

[List to be inserted.]

V-1

EXHIBIT A

Form of Warrant

A-1

EXHIBIT B

Form of Lock-Up Agreement

September __, 2014

Northland Securities, Inc.

45 South 7th Street, Suite 2000

Minneapolis, MN 55402

Ladies and Gentlemen:

As an inducement to the underwriters (the “Underwriters”) to execute a purchase agreement (the “Purchase Agreement”) providing for a public offering (the “Offering”) of the Series H Non-Convertible Perpetual Preferred Stock (the “Series H Preferred Shares”), of Crossroads Systems, Inc. and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of Northland Securities, Inc. (“Northland”) during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s Series F Preferred Stock, the Company’s Series H Preferred Shares, the Company’s common stock (the “Common Stock”) or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; (3) make any demand for the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; or (4) publicly disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.

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The initial Lock-Up Period will commence on the date of this Agreement and continue and include the date 90 days after the date of the final prospectus used to sell Series H Preferred Shares in the Offering pursuant to the Purchase Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the initial Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of such earnings results or material news, or the occurrence of such material event, as applicable, unless Northland, waives, in writing, such extension.

The undersigned hereby acknowledges that the Company will be requested to agree in the Purchase Agreement to provide written notice to the undersigned of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Agreement during the period from the date of this Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing provisions of this agreement:

1.          The undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts and (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided, in each case), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer (other than a report on Form 5, Schedule 13D, Schedule 13G or any amendment of the foregoing). For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin.

2.          In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to the Company’s equity incentive plans, the exercise for cash of warrants outstanding on the date hereof or conversion of shares of the Company’s 5.0% Series F Convertible Preferred Stock into shares of Common Stock; provided that it shall apply to any of the Undersigned’s Securities issued upon such exercise or conversion; (ii) the transfer of the Undersigned’s Securities in connection with a bona fide third party tender offer, merger, consolidation or other similar transaction made to the holders of the Common Stock that involves a change in control of the Company; or (iii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof), and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof.

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In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute and additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if (i) the Company notifies the Underwriters that it does not intend to proceed with the Offering, (ii) the Underwriters inform the Company in writing that they do not intend to proceed with the Offering, (iii) the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Series H Preferred Shares to be sold thereunder, (iv) the Offering is not completed by December 31, 2014 or (v) if the undersigned is a natural person, the undersigned ceases to be an employee or member of the Board of Directors (as applicable) of the Company but solely as it relates to the cashless exercise of stock options.

The undersigned understands that the Underwriters are entering into the Purchase Agreement and proceeding with the Offering in reliance upon this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

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Very truly yours,

Printed Name of Holder

Signature

Printed Name & Title of Person Signing (if signing
as custodian, trustee, or on behalf of an entity)

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EXHIBIT C-1

Form of Company Counsel Opinion

C-1

EXHIBIT C-2

Form of Intellectual Property Counsel Opinion

C-2